Exhibit 99.05


                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                             3 Months Ended September                   9 Months Ended September
                        ----------------------------------         --------------------------------
                           2004         2003     Change               2004         2003     Change
                           ----         ----     ------               ----         ----     ------
Kilowatt-Hour Sales-
Total Sales              52,803       54,247      -2.7%            147,174      144,991       1.5%

Total Retail Sales-      43,905       43,537       0.8%            120,087      116,144       3.4%
  Residential            15,074       15,211      -0.9%             38,955       37,558       3.7%
  Commercial             13,995       13,878       0.8%             38,017       36,912       3.0%
  Industrial             14,580       14,193       2.7%             42,360       40,923       3.5%

Total Wholesale Sales     8,898       10,710     -16.9%             27,087       28,847      -6.1%

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